Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of InspireMD, Inc. of our report dated September 11, 2012, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
November 7, 2012	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited